Exhibit 99.1

Fairchild Semiconductor Plans to Appeal Willfulness Ruling

Decision has No Business Impact

SAN JOSE, California, July 25, 2010 — Fairchild Semiconductor (NYSE: FCS) said it expects to appeal a federal court’s decision Friday that the company willfully infringed Power Integrations patents.

The ruling has no impact on Fairchild’s business. The company voluntarily stopped U.S. sales of affected products in 2007, replacing them with products that Power Integrations agrees do not infringe the asserted patents.

Meanwhile, the two companies continue to fight three other lawsuits. Each is accusing the other of infringing U.S. patents in Delaware and California federal courts, and Fairchild is accusing Power Integrations of infringing Chinese patents in Suzhou, China.

Fairchild said it was disappointed by the willfulness ruling because it is inconsistent with repeated rejections of Power Integrations patents by the U.S. Patent Office following re-examinations that were launched by Fairchild. In that process, Power Integrations has even cancelled one of the patent claims found to have been willfully infringed in the court process.

Fairchild maintains that its products do not violate Power Integrations patents and that it respects the intellectual property rights of its competitors.

About Fairchild Semiconductor:

Fairchild Semiconductor – global presence, local support, smart ideas. Fairchild delivers energy-efficient, easy-to-use and value-added semiconductor solutions for power and mobile designs. We help our customers differentiate their products and solve difficult technical challenges with our expertise in power and signal path products. Please contact us on the web at www.fairchildsemi.com.

Special Note on Forward-Looking Statements

Some of the paragraphs above contain forward-looking statements that are based on management’s assumptions and expectations and that involve risk and uncertainty. All statements in this release, other than statements or characterizations of historical fact, are forward-looking statements. Forward-looking statements usually, but do not always, contain forward-looking terminology such as “we believe,” “we expect,” or “we anticipate,” or refer to management’s expectations about Fairchild’s future performance. Many factors could cause actual results to differ materially from those expressed in forward-looking statements. Important factors that may cause such a difference for Fairchild Semiconductor in connection with the company’s continuing patent litigation with Power Integrations include, but are not limited to, the outcome of any responses to, or appeals by, Power Integrations relating to current or future reexamination proceedings before the U.S. Patent and Trademark Office, the outcome of any appeals by Power Integrations and/or Fairchild from rulings of trial and appeals courts and Fairchild’s ability to prevail in those appeals, and the risks associated with litigation in general, including the costs and time that must be devoted to litigation, the uncertainty of litigation generally, the potential diversion of attention of management and key employees and the impact on customers that may result from being engaged in litigation, and the possibility of adverse results. Risk factors affecting the company generally, including those related to intellectual property and litigation, are discussed in the company’s quarterly and annual reports filed with the Securities and Exchange Commission (SEC) and available at the Investor Relations section of Fairchild Semiconductor’s web site at investor.fairchildsemi.com, or the SEC’s web site at www.sec.gov.

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Editorial Contacts:

Fairchild Semiconductor:

Patti Olson

Communications (800) 341-0392 x 8728

Email: patti.olson@fairchildsemi.com

Agency Contact:

Topaz Partners

Paul R. Hughes

1-(781)-404-2416

phughes@topazpartners.com